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                                                                    EXHIBIT 10.6



                       FORM OF CHANGE IN CONTROL AGREEMENT


                  THIS CHANGE IN CONTROL AGREEMENT (the "Agreement") is entered into as of the _____ day of _____________, 2004 (the "Effective Date"), by and between VERILINK CORPORATION (the "Employer"), which is organized under the laws of the State of Delaware and has its principal office at Madison, Alabama, and _________________________, an individual resident of the State of ______________ (the "Employee"), (collectively referred to herein as the "Parties");

                                   BACKGROUND

         A. The Employee is employed by, and/or serves as an officer of, the Employer.

         B. The Parties desire to enter into the Agreement to provide certain benefits to the Employee upon the occurrence of certain events following a Change in Control (as defined herein) of the Employer.

         C. Now, therefore, in light of the foregoing and in consideration of the mutual promises and covenants contained herein, the Parties hereby enter into the following Agreement.

                                    AGREEMENT

         1.       Definitions.

                  As used in this Agreement, the following terms shall have the meanings set forth below:

                  a. "Annual Base Salary" means the annualized rate of base salary being paid to the Employee as of the date a Change in Control is effected. Such amount shall not include any bonuses, expense reimbursements, overtime, or other compensation.

                  b. "Annual Bonus" means the annual bonus paid or payable to the Employee for the annual bonus period ending immediately prior to the effective date of the Change in Control.

                  c.       "Board" means the Board of Directors of the Employer.

                  d. "Cause" means conduct constituting a felony and resulting in material financial harm to the Employer.

                  e. "Change in Control" means any one of the following events occurring after the Effective Date:

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                           i)       the acquisition by any individual, entity or
                  group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the corporation where such acquisition causes such person to own more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Employer entitled to vote generally in the election of directors (the "Outstanding Employer Voting Securities");

                           ii) individuals who as of the Effective Date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date hereof whose election, or nomination for election by the Employer's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

                           iii) the approval by the shareholders of the Employer of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Employer ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which all or substantially all of the Persons who were the beneficial owners of the Outstanding Employer Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Employer or all or substantially all of the Employer's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Employer Voting Securities; or

                           iv) approval by the shareholders of the Employer of a complete liquidation or dissolution of the Employer.

                  f. "Change in Control Benefits" means the benefits payable to the Employee as described in Section 3.


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                  g.       "Code" means the Internal Revenue Code of 1986, as
         amended.

                  h. "Good Reason" means the occurrence of any of the following events which is not corrected by the Employer within thirty
         (30) days after the Employee's written notice to the Employer of the same:

                           i) without the Employee's express written consent, the assignment to Employee of any duties or responsibilities or changes in position or status that are not reasonably consistent with the Employee's duties, responsibilities, position and status with the Employer immediately prior to a Change in Control;

                           ii) a reduction of the Employee's Annual Base Salary, without the Employee's express written consent; or

                           iii) a reduction, without the Employee's express written consent, of any aspect of the Employee's annual bonus opportunity as in effect immediately prior to a Change in Control, including, but not limited to, the extent to which the annual bonus opportunity may then be expressed as one or more dollar amounts or percentages of Annual Base Salary; provided, however, that a change in performance goals or hurdles shall not constitute a reduction within the meaning of this Section 1(h)(iii).

                  i. "Protected Period" means the period that begins on the date of a Change in Control and ends twelve (12) months thereafter.

                  j.       "Term" means the period described in Section 2.

                  k. "Trigger Event" means either of the events described in Section 3(a).

         2.       Term. This Agreement shall remain in effect until:

                  a.       The earlier of:

                           i) the third (3rd) anniversary of the Effective Date, if no Change in Control occurs prior to such date; or

                           ii) the date on which the Employee is no longer employed by the Employer and any affiliates, if no Change in Control occurs prior to such date; or

                  b. If a Change in Control occurs prior to the events described in Section 2(a) above, twelve (12) months after a Change in Control if no Trigger Event occurs during the Protection Period; or

                  c. If a Trigger Event occurs within the Protected Period following a Change in Control, upon the discharge of the Employer's obligations to the Employee as set forth in this Agreement.


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                  d.       Notwithstanding the foregoing, the Term, as described
         in Section 2(a)(i) above, will be extended for an additional twelve-month period on each anniversary of the Effective Date beginning with the third (3rd) such anniversary unless the Employer provides written notice of non-renewal of the Agreement to the Employee at least ninety (90) days prior to the anniversary date for which non-renewal is intended.

         3.       Benefits on Change in Control

                  a. Trigger Events for Change in Control Benefits. The Employee shall be eligible for Change in Control Benefits if:

                           i)       the Employee voluntarily terminates
                  employment during the Protected Period for an event or events occurring during the Protected Period that constitute Good Reason; or

                           ii) the Employer terminates the Employee's employment for any reason other than for Cause during the Protected Period without the Employee's written consent.

                  b. Amount of Change in Control Benefit. Upon the occurrence of a Trigger Event, the Employer shall provide the Employee with the following:

                           i) a severance payment equal to a multiple of one (1) times the sum of the Employee's Annual Base Salary and Annual Bonus;

                           ii) payment for the Employee's cost of health continuation coverages under the Employer's group health plan(s) for twelve (12) months, beginning with the calendar month following the Trigger Event; and

                           iii)     a supplemental cash payment of $3,500.

                  c. Form of Payment of Change in Control Benefits. The Change in Control Benefits in Section 3(b)(i) and (iii) shall be paid in one lump sum within thirty (30) days of the Trigger Event. The Change in Control Benefit in Section 3(b)(ii) shall be paid in monthly installments within ten (10) days of the first day of each calendar month for which the benefit is payable. The Employer shall have the right to deduct from all such payments amounts necessary to satisfy applicable tax withholding obligations.

                  d. Modification of Change in Control Benefits for Excess Parachute Payments.

                           i) The Change in Control Benefits shall be reduced if the Employer reasonably determines that the Change in Control Benefits are "parachute payments" under Code
                  Section 280G(b)(2) and that the Change in Control Benefits, when added to any other amounts paid by, and any other amounts of value transferred from, the Employer and its affiliates to the Employee in relation to the Change in Control, would result in the imposition of a tax under Code Section 4999 and/or a loss of tax deduction for such payment under Code
                  Section 280G.



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                           ii)      The amount of the reduction shall be equal
                  to such amount as reasonably determined by the Employer as is necessary so that no tax is imposed under Code Section 4999 and no loss of tax deduction occurs under Code Section 280G. The Employee shall have the right to designate which "parachute payments" shall be so reduced.

                  e.       Release. Prior to making any payment pursuant to this
         Section 3, the Employer shall have the right to require the Employee to sign, and the Employee hereby agrees to sign, a release, as described herein, and the Employer may withhold payment of such amount until the period during which the Employee may revoke such waiver (normally seven days) has elapsed. The release shall provide for the terms of the involuntary termination of employment of the Employee and for the release and discharge of the Employer and related persons and entities from any and all actions, suits, proceedings, claims, demands or causes of action, in any way directly or indirectly related to or connected with the Employee's employment with the Employer and its affiliates or the termination of employment with the Employer and its affiliates, including but not limited to, claims relating to discrimination in employment.

         4. Stock Options. With respect to any stock options granted to the Employee and outstanding immediately prior to a Change in Control, the Employer shall take all necessary actions necessary: (a) upon a Change in Control, to fully vest all such stock options not otherwise fully vested and to eliminate, waive, or relinquish the Employer's repurchase rights for those stock options subject to a repurchase right, (b) to permit the Employee to exercise any vested stock options following the Employee's termination of service as an employee or consultant of the Employer for up to three (3) months (or such longer period as may currently apply), and (c) to permit Employee to exercise the stock options for at least the twelve (12) months following a Trigger Event; unless, in the case of clauses (b) or (c) above, such stock options are not assumed by an acquiror or are otherwise terminated in accordance with the plan in connection with the Change in Control.

         5. No Guarantee of Employment. Notwithstanding any other provision of this Agreement to the contrary, nothing in this Agreement shall entitle the Employee to be employed for any certain period of time by the Employer or any affiliate and either or both of the Parties shall have the right to terminate the employment relationship at any time.

         6. No Mitigation or Offset. The Employee is not required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any claim the Employer may have against the Employee.

         7. Arbitration of Disputes. In the event of any dispute or claim relating to or arising out of this Agreement, such dispute shall be fully, finally and exclusively resolved under the employment dispute resolution rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Unless the Parties mutually agree to an alternative location, the arbitration will be held within twenty-five (25) miles of the principal offices of the Employer, determined as of the earlier of the day immediately prior to the effective date of the Change in Control or the date any dispute


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first arises. If the Parties cannot agree upon the arbitrators within twenty
(20) days after submission of a Party's request for arbitration in writing, the arbitrators will be selected in accordance with the procedures of the American Arbitration Association. If the Employee prevails in the dispute, the Employer will pay all reasonable attorneys' fees and expenses of the Employee and reasonable expenses of the arbitrator and any similar expenses incurred to enforce the arbitrator's decision. The Parties agree that the existence, content and result of any arbitration proceeding shall be confidential, except to the extent that either Party determines it is required to disclose such matters in accordance with applicable laws. EMPLOYEE IS REQUIRED TO INITIAL HERE:
_________.

         8.       Miscellaneous.

                  a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law principles thereof.

                  b. Entire Agreement. This Agreement constitutes the entire Agreement between Employee and Employer with respect to the subject matter hereof and supersedes any other negotiations, understandings or representations, written or oral agreements and past practices, whether written or oral, including, but not limited to, any existing agreement involving benefits payable in connection with a change in control of the Employer, its affiliates or any predecessors in interest. In addition, payment of the obligations under this Agreement shall be in lieu of any other severance pay, notice pay or other similar benefits which might otherwise be payable to the Employee under any plan or program then maintained by the Employer and it affiliates.

                  c. Counterparts. This Agreement may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same instrument.

                  d. Enforcement. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. It is understood and agreed that no failure or delay by Employer or Employee in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                  e.       Assignment.

                           i) By the Employee. Neither this Agreement nor any of the rights or obligations hereunder may be assigned or delegated by the Employee. However, this Agreement and all rights and benefits of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, estate, executors, administrator, heirs, and beneficiaries. In the event of the Employee's death, all amounts payable to the Employee under this Agreement if the Employee had lived shall be paid to such beneficiary(ies) as the Employee specifies in writing from time to time, or if none, to the Employee's


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                  successor trustee under the Employee's revocable living trust agreement, or if no such trust is then existing, then to the personal representative of the Employee's estate.

                           ii) By the Employer. If the Employer sells, assigns, or transfers a majority of its business and assets to any person or entity, or if the Employer merges into or consolidates or otherwise combines with any person which is a continuing or successor entity (such acquiring or successor entity to be referred to herein as the "Acquiring Entity"), then the Employer shall assign all of its right, title, and interest in this Agreement as of the date of such event to the Acquiring Entity, and such entity shall assume and perform all of the terms, conditions, and provisions imposed by this Agreement upon the Employer. In the event of such assignment by the Employer and of the assumption and agreement by the Acquiring Entity, all further rights and obligations of the Employer under this Agreement thenceforth shall cease and terminate and thereafter the expression, "Employer" wherever used herein shall be deemed to mean the Acquiring Entity. The Employer will take whatever actions are necessary to ensure that the Acquiring Entity expressly assumes the obligations of the Employer to the Employee under this Agreement and will cause the Acquiring Entity to evidence the assumption of such obligations in an agreement satisfactory to the Employee.

                  f. Amendments. No amendments, additions, or deletions to this Agreement shall be binding unless made in writing and signed by all of the Parties, except as herein otherwise specifically provided.

                  g. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  h. Binding Agreement. This Agreement shall be binding on any successors or assigns of either Party hereto.

                  i. Notices. Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered in person or by nationally recognized overnight courier service or deposited in the mails, postage prepaid, return receipt requested, addressed as follows:


                           To Employer:
                           Verilink Corporation
                           127 Jetplex Circle
                           Madison, AL  35758
                           Attention:



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                           To Employee:

                           ________________________

                           ________________________


                           ________________________


         Notices given in person or by overnight courier service shall be deemed given when delivered in person or when delivered to the courier addressed to the address required by this Section 8(i), and notices given by mail shall be deemed given three days after deposit in the mails. Any Party hereto may designate by written notice to the other Party in accordance herewith any other address to which notices addressed to the Party shall be sent.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.


                                             "EMPLOYER"
                                             By:
                                                -------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                             "EMPLOYEE"


                                             ----------------------------------



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